                                                                                                                       Exhibit M

Metris Receivables, Inc.                                                          Metris Master Trust             Monthly Report
Securityholders' Statement                                                           Series 1999-1                      Apr-2000
Section 5.2                                                                 Class A              Class B                 Total
(i) Security Amount ..................................................     500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                --                  0.00
(iii) Security Interest Distributed ..................................       2,880,000.00                --          2,880,000.00
(iv) Principal Collections ...........................................      25,669,434.77      2,538,735.33         28,208,170.10
(v) Finance Charge Collections .......................................      10,851,569.93      1,073,232.20         11,924,802.13
       Recoveries ....................................................         300,527.63         29,722.51            330,250.14
       Principal Funding Account Investment Earnings .................               0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00              0.00                  0.00
         Total Finance Charge Collections ............................      11,152,097.56      1,102,954.71         12,255,052.27
Total Collections ....................................................      36,821,532.33      3,641,690.04         40,463,222.37
               (vi) Aggregate Amount of Principal Receivables ........                 --                --      5,256,772,538.72
       Invested Amount (End of Month) ................................     500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          9.5115396%        0.9407017%           10.4522413%
       Fixed/Floating Allocation Percentage ..........................          9.5115396%        0.9407017%           10.4522413%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --             86.23%     4,778,433,531.06
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --              6.17%       341,700,762.97
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --              2.21%       122,648,400.38
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --              5.39%       298,645,397.25
Total Receivables ....................................................                 --            100.00%     5,541,428,091.66
                  (viii) Aggregate Investor Default Amount ...........                 --                --          4,882,043.63
         As a % of Average Daily Invested Amount
               (Annualized based on 366 days/year) ...................                 --                --                 10.84%
(ix) Charge-Offs .....................................................               0.00              0.00                  0.00
(x) Servicing Fee ....................................................                 --                --            900,738.61
(xi) Unreimbursed Redirected Principal Collections ...................                 --                --                  0.00
(xii) Excess Funding Account Balance .................................                 --                --                  0.00
(xiii) New Accounts Added ............................................                 --                --                     0
(xiv) Average Gross Portfolio Yield ..................................                 --                --                 27.21%
         Average Net Portfolio Yield .................................                 --                --                 16.37%
(xv) Minimum Base Rate ...............................................                 --                --                  8.48%
        Excess Spread ................................................                 --                --                  7.89%
(xvi) Principal Funding Account Balance ..............................                 --                --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                --             June 2003
        Accumulation Period Length ...................................                 --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                --                  0.00
        Required Reserve Account Amount ..............................                 --                --                  0.00
        Available Reserve Account Amount .............................                 --                --                  0.00
        Covered Amount ...............................................                 --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                --                  0.00
(xxi) Policy Claim Amount ............................................                 --                --                  0.00